LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of September 30, 2026 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Right of use of assets and lease liabilities 14. Investments 15. Inventories 16. Related party transactions and balances 17. Other receivables 18. Trade accounts receivable 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Other liabilities 25. Cash and cash equivalents 26. Non-cash transactions 27. Segment information 28. Financial instruments 29. Commitments 30. Ferrosur Roca S.A. concession and related rail services 31. The argentine context 32. Officially stamped books 33. Subsequent events Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF SEPTEMBER 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	Nine months		Three months	
		30.09.2026	30.09.2025	30.09.2026	30.09.2025
Net revenues	4	769,121,197	770,102,114	270,107,457	279,075,162
Cost of sales	5	(609,951,328)	(606,824,397)	(223,686,665)	(230,719,518)
Gross profit		**159,169,869**	**163,277,717**	**46,420,792**	**48,355,644**
Selling and administrative expenses	6	(87,795,904)	(80,610,225)	(29,862,651)	(25,713,506)
Other gains and losses	7	3,834,616	4,595,409	1,004,772	1,616,923
Tax on bank accounts debits and credits	8	(7,706,758)	(8,631,846)	(2,444,316)	(2,980,567)
FINANCIAL RESULTS, NET					
Exchange rate differences	9	(13,647,983)	(86,536,781)	(7,435,800)	(39,754,820)
Gain on net monetary position		84,850,044	86,940,549	23,788,416	24,737,999
Financial income	9	2,324,238	3,448,147	1,098,904	1,844,467
Financial expenses	9	(34,411,447)	(52,412,792)	(8,973,642)	(25,144,520)
Profit (loss) before tax		**106,616,675**	**30,070,178**	**23,596,475**	**(17,038,380)**
INCOME TAX EXPENSE					
Current	10	(48,184,357)	(13,680,260)	(16,616,040)	3,804,622
Deferred	10	9,400,250	4,537,248	7,501,877	1,782,611
NET PROFIT (LOSS) FOR THE PERIOD		**67,832,568**	**20,927,166**	**14,482,312**	**(11,451,147)**
Net profit (loss) for the period attributable to:					
Owners of the Company		69,442,430	21,438,745	15,217,053	(11,292,025)
Non-controlling interests		(1,609,862)	(511,579)	(734,741)	(159,122)
NET PROFIT (LOSS) FOR THE PERIOD		**67,832,568**	**20,927,166**	**14,482,312**	**(11,451,147)**
Earnings per share (basic and diluted) in Argentine pesos	11	119.0136	36.7427	26.0797	(19.3528)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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Notes 30.09.2026 31.12.2025 ASSETS Non-current assets Property, plant and equipment 12 1,632,531,248 1,683,406,354 Right of use of assets 13 3,411,035 4,007,448 Intangible assets 11,585,137 10,770,186 Investments 14 112,878 112,878 Goodwill 1,125,885 1,125,885 Inventories 15 129,007,354 101,365,175 Other receivables 17 1,860,209 1,608,067 Deferred tax assets 10 1,573,377 - Other assets 402,504 497,659 Total non-current assets 1,781,609,627 1,802,893,652 Current assets Inventories 15 325,934,526 363,730,928 Other receivables 17 33,917,255 46,186,699 Trade accounts receivable 18 113,233,585 94,979,440 Investments 14 61,291,942 26,774,153 Cash and banks 10,319,312 12,068,444 Total current assets 544,696,620 543,739,664 Total assets 2,326,306,247 2,346,633,316 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	30.09.2026	31.12.2025
SHAREHOLDERS' EQUITY AND LIABILITIES			
Capital stock and other capital related accounts	19	430,052,417	430,052,417
Reserves		889,465,904	860,305,686
Retained earnings		69,442,430	29,160,218
Equity attributable to the owners of the Company		**1,388,960,751**	**1,319,518,321**
Non-controlling interests		(2,915,871)	(1,306,009)
Total shareholders' equity		**1,386,044,880**	**1,318,212,312**
LIABILITIES			
Non-current liabilities			
Borrowings	20	90,776,761	202,319,906
Lease liabilities	13	1,221,218	1,642,516
Provisions	22	13,968,140	17,391,094
Salaries and social security payables		507,813	2,421,479
Tax liabilities	23	4,271,147	5,495,672
Other liabilities	24	998,044	1,321,541
Deferred tax liabilities	10	411,534,811	419,361,684
Total non-current liabilities		**523,277,934**	**649,953,892**
Current liabilities			
Borrowings	20	201,320,657	166,016,208
Lease liabilities	13	1,897,721	2,726,564
Accounts payable	21	121,249,102	146,113,241
Advances from customers		12,458,912	17,834,576
Salaries and social security payables		30,779,206	30,119,362
Tax liabilities	23	47,987,909	14,046,387
Other liabilities	24	1,289,926	1,610,774
Total current liabilities		**416,983,433**	**378,467,112**
Total liabilities		**940,261,367**	**1,028,421,004**
Total shareholders' equity and liabilities		**2,326,306,247**	**2,346,633,316**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2026

(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	**Capital adjustments**	**Share premium**	**Treasury stocks trading premium**	**Merger premium**	**Legal reserve**	**Environmental reserve**	**Optional Reserve for Future Dividends**	**Retained earnings**	**Shareholders' equity attributable to owners of the parent company**	**Non-controlling interest**	**Total**
Balances as of January 1, 2026	**58,348**	**152,492,990**	**226,063,957**	**608,790**	**50,828,332**	**31,166,157**	**243,277**	**828,896,252**	**29,160,218**	**1,319,518,321**	**(1,306,009)**	**1,318,212,312**
Resolved by Ordinary General Shareholders' Meeting dated April 23, 2026:												
Optional reserve	-	-	-	-	-	-	-	29,160,218	(29,160,218)	-	-	-
Net income for the period	-	-	-	-	-	-	-	-	69,442,430	69,442,430	(1,609,862)	67,832,568
Balances as of September 30, 2026	**58,348**	**152,492,990**	**226,063,957**	**608,790**	**50,828,332**	**31,166,157**	**243,277**	**858,056,470**	**69,442,430**	**1,388,960,751**	**(2,915,871)**	**1,386,044,880**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2025	**58,348**	**152,492,990**	**226,063,957**	**608,790**	**50,828,332**	**31,166,157**	**243,277**	**578,728,096**	**250,168,156**	**1,290,358,103**	**(361,299)**	**1,289,996,804**
Resolved by Ordinary General Shareholders' Meeting dated April 23, 2025:												
Optional reserve								250,168,156	(250,168,156)	-	-	-
Net income for the period									21,438,745	21,438,745	(511,579)	20,927,166
Balance as of September 30, 2025	**58,348**	**152,492,990**	**226,063,957**	**608,790**	**50,828,332**	**31,166,157**	**243,277**	**828,896,252**	**21,438,745**	**1,311,796,848**	**(872,878)**	**1,310,923,970**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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30.09.2026 30.09.2025 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 67,832,568 20,927,166 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 38,784,107 9,143,012 Depreciation and amortization 91,601,421 81,765,213 Provisions 556,188 6,476,922 Exchange rate differences 10,402,071 77,636,348 Interest expense 28,161,730 42,950,312 Income on disposal of property, plant and equipment (259,215) (721,241) Loss (recovery) for derecognition of allowance for contributions paid to F.F.F.S.F.I. 1,643,640 (854,249) Gain on net monetary position (84,850,044) (86,940,549) Changes in operating assets and liabilities Inventories 11,438,788 (4,741,350) Other receivables (1,822,644) (29,775,417) Trade accounts receivable (42,019,382) (37,554,969) Advances from customers (3,427,472) 3,143,777 Accounts payable 4,337,976 (5,443,341) Salaries and social security payables 4,214,608 (2,753,800) Provisions (628,741) (1,811,206) Tax liabilities 18,877,193 28,358,971 Other liabilities (153,040) 618,841 Income tax paid (17,005,242) (91,294,281) Net cash generated by operating activities 127,684,510 9,130,159 CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from the sale of Yguazu Cementos S.A. - 1,796,522 Proceeds from disposal of property, plant and equipment 973,214 1,160,275 Payments to acquire property, plant and equipment (38,851,939) (57,553,214) Payments to acquire intangibles assets (3,079,917) (5,167,329) Payments to acquire investments (382,503) (64,390,469) Contributions to F.F.F.S.F.I. (1,410,804) (1,478,046) Net cash used in investing activities (42,751,949) (125,632,261) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 79,422,722 249,919,854 Issuance of corporate bonds 97,715,982 147,857,484 Interest paid (35,257,257) (34,340,326) Dividends paid - (3,225) Lease payments (2,034,259) (2,082,023) Repayment of borrowings and corporate bonds (178,675,416) (175,426,784) Net cash (used in) generated by financing activities (38,828,228) 185,924,980 Net increase in cash and cash equivalents 46,104,333 69,422,878 Cash and cash equivalents at the beginning of the period (Note 25) 38,842,597 13,911,874 Effect of restating in constant currency of cash and cash equivalents (12,483,221) (9,752,774) Effects of the exchange rate differences on cash and cash equivalents in foreign currency (1,276,660) 15,364,127 Cash and cash equivalents at the end of the period (Note 25) 71,187,049 88,946,105 Note 26 includes non-cash transactions The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, “the Company” or “the Group”) is a corporation organized under the laws of the Argentine Republic with legal address in Boulevard Cecilia Grierson 355, 4th. Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 102, beginning January 1, 2026. Principal business of the Company: The Company and its subsidiaries, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years until March 2023, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the National Government decided not to grant extensions to the current concession contracts in the country. However, the Ministry of Transport published several resolutions precariously extending for periods between 12 and 18 months the concessions granted to various concessionaires, including Ferrosur Roca S.A. In July 2025, following a proposal from Nuevo Central Argentino S.A. to modify the terms of its concession contract, the Ministry of Economy granted Nuevo Central Argentino S.A. a formal extension of the concession until December 21, 2032. The resolution also instructed the Undersecretariat of Rail Transport to invite the remaining concessionaires, including Ferrosur Roca S.A. and Ferroexpreso Pampeano S.A., to submit similar contractual adjustment proposals, which could result in a longer-term formal renewal. Ferrosur submitted a letter outlining several relevant issues concerning the concession, which went unanswered by the administration. Subsequently, on April 29, 2026, via Resolution 549/2026, the Ministry of Economy once again extended FEPSA’s concession until April 30, 2027—or such earlier date as a new contracting model might be established—and revoked the requirement for Ferrosur to submit a proposal for a contractual adjustment. Notwithstanding this, the current scheme of ten precarious and time-limited renewals, currently in effect until September 2025, was further extended by Resolution 52/2025 of the Secretariat of Transportation, extending the concession term of Ferrosur Roca S.A. until September 10, 2026, or an earlier date on which a new contracting model could be established. This resolution was challenged by Ferrosur through a motion for reconsideration, in which it alleged multiple breaches by the National Government and discriminatory treatment of Ferrosur. To date, the motion remains unresolved. Following the events described, the Ferrosur concession was extended once again via Resolution 1498/2026, dated September 9, 2026, until September 10, 2027—or an earlier date, should a new contractual model be established. This resolution was once again challenged by Ferrosur through the filing of a motion for reconsideration, which has yet to be resolved. Furthermore, the Undersecretariat of Transportation initiated the process to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current section of the National Railway Network under concession to Ferrosur Roca S.A. The Group has assessed potential business scenarios, based on its intention to continue providing railway services, and no significant impact is expected as of the issuance date of these consolidated financial statements (Note 30). LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

The Group also includes Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. The InterCement Group underwent a reorganization process involving its controlling shareholder and some of its subsidiaries. Following an attempt to reach an agreement with its creditors through an out-of-court process, a judicial reorganization process was initiated in Brazil. On October 6, 2025, our indirect controlling shareholder, InterCement Participações S.A., announced that the Creditors' Meeting held that day approved a judicial reorganization plan that was confirmed by the bankruptcy court on December 12, 2025. Subsequently, on April 6, 2026 , we were informed that in accordance with the judicial reorganization plan, an extraordinary shareholders’ meeting of InterCement Participações S.A. approved, among other matters, a capital increase and the consequent issuance new shares, which were subscribed by certain creditors of InterCement Participações S.A. who elected to receive shares as a form of payment, and the redemption of all shares owned by Mover, its former controlling shareholder. Accordingly, while InterCement Trading e Inversiones Argentina, S.L. remains our direct controlling shareholder and continues to hold the same stake, there is no controlling shareholders of InterCement Participações S.A. Capital structure: As of September 30, 2026, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. 2. BASIS OF PREPARATION 2.1. Basis of preparation The accompanying consolidated condensed interim statement of financial position as of September 30, 2026, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the nine month period ended September 30, 2026 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these consolidated condensed interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2025 issued on March 5, 2026. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2025 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8

2025, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2025. The results of operations for the nine-month period ended September 30, 2026 do not necessarily reflect the results for the full year. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading. These consolidated condensed interim financial statements were approved for issue by the Board of Directors on November 5, 2026, the date when the interim financial statements were available for issuance. As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase. 2.2. Basis of consolidation These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company’s audited consolidated financial statements for the year ended December 31, 2025. The consolidated information disclosed in these consolidated condensed interim financial statements include the following subsidiaries: Main business Country % of direct and indirect ownership as of 30.09.2026 31.12.2025 30.09.2025 Subsidiary name: Cofesur S.A.U. Investment Argentina 100 100 100 Ferrosur Roca S.A. (1) Rail freight transportation Argentina 80 80 80 Recycomb S.A.U. Waste recycling Argentina 100 100 100 (1) Directly controlled by Cofesur S.A.U. Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 9

30.09.2026 31.12.2025 Current assets 28,989,093 21,769,691 Non-current assets 18,100,782 26,145,865 Total assets 47,089,875 47,915,556 Current liabilities 52,491,783 43,107,591 Non-current liabilities 480,066 2,094,780 Total liabilities 52,971,849 45,202,371 Equity attributable to the owners of the company (4,705,579) 2,170,547 Non-controlling interests (1,176,395) 542,638 Total shareholders’ equity and liabilities 47,089,875 47,915,556 30.09.2026 30.09.2025 Nine month period Sales revenues 73,095,311 71,209,885 Financial results, net 500,518 (2,362,383) Depreciations (5,786,986) (3,635,058) Income tax 2,738,599 2,232,947 Loss for the period (8,526,596) (3,035,202) 30.09.2026 30.09.2025 Nine month period Net cash (used in) generated by operating activities (4,792,696) 1,095,461 Net cash used in investing activities (4,379,082) (8,932,171) Net cash generated by financing activities 8,866,902 7,665,435 Financial and holding results used in cash (136,186) (107,429) 2.3. Accounting policies These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2025, except for the adoption of new standards and interpretations effective as of January 1, 2026, if any. 2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of September 30, 2026, as described in Note 2.4 to the Group's annual consolidated financial statements as of December 31, 2025. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

- New standards New standards and interpretations are those issued during the nine-month period ended September 30, 2026 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.4 to the consolidated financial statements as of December 31, 2025. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2025. 4. REVENUES 30.09.2026 30.09.2025 Nine month period Sales of goods 1,474,505,514 1,360,920,344 Domestic market 1,474,206,356 1,360,461,643 External customers 299,158 458,701 Services rendered 42,314,559 39,054,329 (-) Bonuses / Discounts (747,698,876) (629,872,559) Total 769,121,197 770,102,114 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

5. COST OF SALES 30.09.2026 30.09.2025 Nine month period Inventories at the beginning of the year 465,096,103 437,084,372 Finished products 14,467,285 14,151,515 Products in progress 86,399,616 77,162,879 Raw materials, materials, fuel and spare parts 364,229,202 345,769,978 Purchases and production expenses for the period 599,797,105 612,619,296 Inventories at the end of the period (454,941,880) (442,879,271) Finished products (15,146,381) (14,076,796) Products in progress (45,075,746) (50,839,433) Raw materials, materials, fuel and spare parts (394,719,753) (377,963,042) Cost of sales 609,951,328 606,824,397 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

The detail of production expenses is as follows: 30.09.2026 30.09.2025 Nine month period Fees and compensation for services 5,028,517 6,079,303 Salaries, wages and social security contributions 102,299,541 102,388,332 Transport and travelling expenses 6,661,151 6,843,028 Data processing 393,185 328,675 Taxes, contributions and commissions 12,178,205 12,125,989 Depreciation and amortization 87,267,768 76,209,210 Preservation and maintenance costs 64,747,149 60,735,146 Communications 843,336 809,401 Leases 854,053 788,992 Employee benefits 3,930,955 4,128,764 Water, natural gas and energy services 323,938 187,950 Freight 59,624,835 61,569,755 Fuel 53,128,843 61,854,130 Insurance 2,454,526 2,543,396 Packaging 25,646,991 22,855,918 Electrical power 39,181,087 44,063,982 Contractors 50,583,052 53,649,440 Canon (concession fee) 575,911 640,850 Security 3,634,046 4,161,484 Others 10,395,129 9,944,385 Total 529,752,218 531,908,130 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

6. SELLING AND ADMINISTRATIVE EXPENSES 30.09.2026 30.09.2025 Nine month period Managers and directors compensation and fees 8,408,199 6,294,931 Fees and compensation for services 6,610,128 6,160,387 Salaries, wages and social security contributions 23,064,055 21,403,279 Transport and travelling expenses 1,223,758 1,256,385 Data processing 4,537,894 4,436,296 Advertising expenses 5,398,019 3,426,821 Taxes, contributions and commissions 17,027,829 17,145,785 Depreciation and amortization 5,617,982 4,753,737 Preservation and maintenance costs 322,872 199,426 Communications 577,642 466,397 Leases 514,810 1,077,321 Employee benefits 1,371,995 592,265 Water, natural gas and energy services 69,455 80,985 Freight 7,627,926 8,548,145 Insurance 3,655,733 3,477,833 Allowance for doubtful accounts 40,451 101,116 Others 1,727,156 1,189,116 Total 87,795,904 80,610,225 7. OTHER GAIN AND LOSSES 30.09.2026 30.09.2025 Nine month period Gain on disposal of property, plant and equipment 259,215 721,241 Donations (611,824) (538,518) Gain on tax credit acquired 471,680 1,918,429 Contingencies 481,069 (865,536) Leases 1,576,135 1,174,409 ADSs program 1,360,847 1,055,148 Miscellaneous 297,494 1,130,236 Total 3,834,616 4,595,409 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 30.09.2026 30.09.2025 Nine month period Exchange rate differences Foreign exchange gains 1,152,392 19,074,136 Foreign exchange losses (14,800,375) (105,610,917) Total (13,647,983) (86,536,781) Financial income Interest from short-term investments 1,307,132 646,773 Unwinding of discounts on provisions and liabilities 1,017,106 2,801,374 Total 2,324,238 3,448,147 Financial expenses Interest on borrowings (27,761,899) (42,725,026) Interest on leases (444,215) (577,290) Tax interest (665,952) (49,555) Unwinding of discounts on receivables (2,694,419) (2,637,645) Others (2,844,962) (6,423,276) Total (34,411,447) (52,412,792) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at yearend. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the nine-month periods ended September 30, 2026 and 2025, and which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

30.09.2026 30.09.2025 Total profit before income tax expense 106,616,675 30,070,178 Statutory income tax rate 35% 35 % Income tax at statutory rate (37,315,836) (10,524,562) Adjustments for calculation of the effective income tax: Recovery of tax losses / Unrecognized tax losses 94,562 (756,860) Effects of inflation adjustments for accounting and tax purposes (1,460,895) 2,283,791 Other non-taxable income or non-deductible expense, net (101,938) (145,381) Total income tax expense (38,784,107) (9,143,012) INCOME TAX Current (48,184,357) (13,680,260) Deferred 9,400,250 4,537,248 Total (38,784,107) (9,143,012) Likewise, the breakdown of deferred income tax as of September 30, 2026 and December 31, 2025 is as follows: 30.09.2026 31.12.2025 Deferred tax assets Loss carryforward 10,091,906 10,198,142 Allowance for tax loss carryforwards (3,230,867) (4,493,743) Provisions 3,030,006 4,071,545 Salaries and social security payables 278,892 972,590 Other liabilities 638,476 785,395 Others 3,490,449 3,498,880 Total deferred tax assets 14,298,862 15,032,809 30.09.2026 31.12.2025 Deferred tax liabilities Property, plant and equipment (322,196,100) (336,417,228) Inventories (100,574,321) (96,511,085) Others (1,489,875) (1,466,180) Total deferred tax liabilities (424,260,296) (434,394,493) Total net deferred tax liabilities (409,961,434) (419,361,684) The Group carries tax losses for a total of 28,834,018, of which 33,353 expires in 2026, 8,960,625 in 2027, 23,007 in 2028, 214,065 in 2029, 12,972,431 in 2030 and 6,630,537 in 2031. As of September 30, 2026, an impairment has been recognized for a total of 9,231,049 (3,230,867 in tax terms). LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 16

11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: Nine months Three months 30.09.2026 30.09.2025 30.09.2026 30.09.2025 Profit (loss) attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 69,442,430 21,438,745 15,217,053 (11,292,025) Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,483 583,483 583,483 583,483 Basic and diluted earnings per share (in pesos) 119.0136 36.7427 26.0797 (19.3528) 12. PROPERTY, PLANT AND EQUIPMENT 30.09.2026 31.12.2025 Cost 4,374,570,658 4,336,701,345 Accumulated depreciation (2,742,039,410) (2,653,294,991) Total 1,632,531,248 1,683,406,354 Land 21,809,933 21,809,933 Plant and buildings 309,933,179 320,546,800 Machinery, equipment and spare parts 1,131,620,610 1,177,208,950 Transport and load vehicles 23,252,698 28,874,505 Furniture and fixtures 1,446,814 1,689,830 Quarries 130,907,663 127,048,558 Tools 1,283,661 1,825,895 Construction in progress 12,276,690 4,401,883 Total 1,632,531,248 1,683,406,354 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

13. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of September 30, 2026 and December 31, 2025 is as follows: 30.09.2026 31.12.2025 Lease liabilities: At the beginning of the period / year 4,369,080 5,183,011 Additions 1,384,330 1,116,944 Interest accrued in the period / year 444,215 809,698 Foreign exchange loss 124,034 1,447,785 Gain on net monetary position (774,937) (1,312,615) Decrease (393,524) - Payments (2,034,259) (2,875,743) At the end of the period / year 3,118,939 4,369,080 30.09.2026 31.12.2025 Right of use assets: At the beginning of the period / year 4,007,448 5,166,348 Additions 1,384,330 1,116,944 Decrease (315,270) - Depreciations (1,665,473) (2,275,844) At the end of the period / year 3,411,035 4,007,448 14. INVESTMENTS 30.09.2026 31.12.2025 Non-current Investments in other companies - Cementos del Plata S.A. 112,878 112,878 Total 112,878 112,878 30.09.2026 31.12.2025 Current Short-term investments -Public securities in pesos 15,247,864 - -Mutual funds in dollars 5,665,897 24,127,345 - Mutual funds in pesos 37,867,180 2,546,362 -Short-term investments in foreign currency 143,769 100,446 -Short-term investments in pesos 2,367,232 - Total 61,291,942 26,774,153 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 18

**LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)**

15. INVENTORIES

	30.09.2026	31.12.2025
Non-current		
Spare parts	130,900,764	103,291,225
Allowance for obsolete inventories	(1,893,410)	(1,926,050)
Total	**129,007,354**	**101,365,175**

	30.09.2026	31.12.2025
Current		
Finished products	15,146,381	14,467,285
Products in progress	45,075,746	86,399,616
Raw materials, materials and spare parts	233,619,409	230,458,702
Fuels	32,092,990	32,405,325
Total	**325,934,526**	**363,730,928**

16. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of September 30, 2026 and December 31, 2025 are as follows:

	30.09.2026	31.12.2025
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(274,555)	(336,368)
InterCement Trading e Inversiones S.A.		
Other receivables	3,167,249	3,767,994
Accounts payable	(1,513,688)	(1,854,448)
Intercement Participações S.A.		
Other receivables	3,806,806	4,528,860
Accounts payable	(3,927,754)	(4,297,259)
InterCement Trading e Inversiones Argentina S.L.		
Other receivables	-	2,557,246
Sociedad Argentina de Construcción y Desarrollo Estratégico S.A (*)		
Trade accounts receivable	195,038	-
Pampa Energía S.A. (*)		
Accounts payable	(1,176,133)	-

Summary of balances as of September 30, 2026 and December 31, 2025 is as follows:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
19

30.09.2026 31.12.2025 Trade accounts receivable 195,038 - Other receivables 6,974,055 10,854,100 Accounts payable (6,892,130) (6,488,075) (*) Considered a related party as of April 6, 2026 (Note 1). The transactions between the Group and related parties for the nine month period ended September 30, 2026 and 2025 are detailed as follows: 30.09.2026 30.09.2025 Sociedad Argentina de Construcción y Desarrollo Estratégico S.A - sales 902,551 - Pampa Energía S.A. - purchases (2,967,867) - The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 7,404,624 and 5,065,837 for the nine-month periods ended September 30, 2026 and 2025, respectively. The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties. The outstanding amounts as of September 30, 2026 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances. 17. OTHER RECEIVABLES 30.09.2026 31.12.2025 Non-current Advances to suppliers 1,025,422 402,795 Tax credits 226,096 442,189 Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.) 2,792,965 1,354,323 Prepaid expenses 608,691 750,540 Guarantee deposits - 12,543 Subtotal 4,653,174 2,962,390 Allowance for doubtful receivables (2,792,965) (1,354,323) Total 1,860,209 1,608,067 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 20

30.09.2026 31.12.2025 Current Income tax credits - 17,326,435 Turnover tax credits 2,171,176 1,150,584 Value added tax credits 345,255 2,479,829 Related parties’ receivables (Note 16) 6,974,055 10,854,100 Prepaid expenses 11,445,967 1,395,748 Reimbursements receivable 15,430 47,084 Advances to suppliers 4,680,843 4,721,474 Salaries advances and loans to employees 365,427 137,987 ADSs service fee receivable - 1,157,540 Receivables from sales of property, plant and equipment 3,646,058 4,272,968 Miscellaneous 4,052,917 2,642,950 Total 33,917,255 46,186,699 18. TRADE ACCOUNTS RECEIVABLE 30.09.2026 31.12.2025 Accounts receivable 112,809,106 94,787,619 Related parties (Note 16) 195,038 - Accounts receivable in litigation 5,918,915 7,127,888 Notes receivable 231,581 286,328 Foreign customers 74,297 - Subtotal 119,228,937 102,201,835 Allowance for doubtful accounts (5,995,352) (7,222,395) Total 113,233,585 94,979,440 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS

	30.09.2026	31.12.2025
Capital	58,348	58,348
Adjustment to capital	152,492,990	152,492,990
Share premium	226,063,957	226,063,957
Treasury stocks trading premium	608,790	608,790
Merger premium	50,828,332	50,828,332
Total	**430,052,417**	**430,052,417**

The issued, paid-in and registered capital, consists of:

Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand)	583,483	583,483

20. BORROWINGS

20.1. Composition of borrowings

	30.09.2026	31.12.2025
Borrowings		
- In foreign currency	265,092,992	314,024,666
- In local currency	27,004,426	54,311,448
Total	**292,097,418**	**368,336,114**
Non-current borrowings	90,776,761	202,319,906
Current borrowings	201,320,657	166,016,208
Total	**292,097,418**	**368,336,114**

20.2. Detail of borrowings

	30.09.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in foreign currency - US$					
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	6,141,801
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	194,515
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	1,471,940
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	43,473
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	86,181
Total borrowings in foreign currency				**-**	**7,937,910**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.09.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in local currency					
Bank overdrafts	Ferrosur Roca S.A.	25.93%	Oct-26	27,001,844	17,794,656
Bank overdrafts	Loma Negra C.I.A.S.A.	31.51%	Oct-26	2,582	3,658,637
Securities-guaranteed	Loma Negra C.I.A.S.A.	-	-	-	32,858,155
Total borrowings in local currency				**27,004,426**	**54,311,448**

		30.09.2026				31.12.2025
	Ref.	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - US$						
Serie – Class 3		Loma Negra C.I.A.S.A.	-	-	-	79,190,285
Serie – Class 4		Loma Negra C.I.A.S.A.	-	-	-	18,122,651
Serie – Class 5	(1)	Loma Negra C.I.A.S.A.	8.00%	Jul-27	173,392,398	208,773,820
Serie – Class 6	(2)	Loma Negra C.I.A.S.A.	6.50%	Jan-29	91,700,594	-
Total corporate bonds in foreing currency					**265,092,992**	**306,086,756**
Total					**292,097,418**	**368,336,114**

	30.09.2026	31.12.2025
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	265,095,574	350,541,458
Ferrosur Roca S.A.	27,001,844	17,794,656
Total	**292,097,418**	**368,336,114**

(1) On November 4, 2026, the Company repurchased US$ 22,979,700 in nominal value of the Class 5 Corporate Bonds.

(2) On January 23, 2026, the Group issued Class 6 Corporate Bonds in dollars for a total amount of US$60,000,000, with a fixed annual nominal interest rate of 6.5% payable semi-annually, and maturing on January 23, 2029. The corporate bonds were subscribed and integrated (i) in kind through the delivery of Class 3 corporate bonds for an amount of US$2,844,941 and (ii) in cash in US dollars for a total sum of US$57,059,291. The exchange ratio of the Class 3 corporate notes was 103.37 of face value for every 100 delivered, respectively. The exchange ratio includes interest accrued from the last interest payment date of the corporate bonds to the issuance and settlement date, exclusive.

20.3. Movements of borrowings

The movements of borrowings for the nine-month period ended September 30, 2026 are as disclosed below:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
23

Balances as of January 1, 2026 368,336,114 New borrowings 79,422,722 Issuance of corporate bonds 97,715,982 Interest accrued 27,759,216 Effect of exchange rate differences 9,079,631 Gain on net monetary position (76,283,574) Interest payments (35,257,257) Principal payments (178,675,416) Balances as of September 30, 2026 292,097,418 As of September 30, 2026, the long-term borrowings have the following maturity schedule: Fiscal year 2029 90,776,761 Total 90,776,761 21. ACCOUNTS PAYABLE 30.09.2026 31.12.2025 Current Suppliers 98,659,691 105,858,586 Related parties (Note 16) 6,892,130 6,488,075 Accounts payable for investments in property, plant and equipment 178,239 489,446 Expenses accrual 15,519,042 33,277,134 Total 121,249,102 146,113,241 22. PROVISIONS 30.09.2026 31.12.2025 Labor and social security 2,009,526 3,532,162 Environmental restoration 10,753,793 12,371,179 Civil and others 1,204,821 1,487,753 Total 13,968,140 17,391,094 Changes in the provisions were as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 24

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Labor and social security	Environmental restoration	Civil and other	Total
Balances as of December 31, 2025	3,532,162	12,371,179	1,487,753	17,391,094
Increases / (recovery)	(743,100)	921,465	337,373	515,738
Gain on net monetary position	(646,970)	(2,379,225)	(283,756)	(3,309,951)
Uses (*)	(132,566)	(159,626)	(336,549)	(628,741)
Balances as of September 30, 2026	**2,009,526**	**10,753,793**	**1,204,821**	**13,968,140**

(*) Includes the application of provisions to their specific purposes.

23. TAX LIABILITIES

	30.09.2026	31.12.2025
Non-current		
Payment plans	4,271,147	5,495,672
Total	**4,271,147**	**5,495,672**
Current		
Income tax	26,467,229	1,135,942
Value added tax	11,184,697	599,261
Turnover tax	-	32,707
Other taxes, withholdings and perceptions	10,133,369	12,034,996
Payment plans	202,614	243,481
Total	**47,987,909**	**14,046,387**

24. OTHER LIABILITIES

	30.09.2026	31.12.2025
Non-current		
Benefit plans	703,672	870,026
Termination payment plans	294,372	451,515
Total	**998,044**	**1,321,541**
Current		
Termination payment plans	838,137	922,444
Dividends payable to third parties minority	223,891	276,821
Others	227,898	411,509
Total	**1,289,926**	**1,610,774**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
25

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

25. CASH AND CASH EQUIVALENTS

For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition) held to settle short term liabilities, which are easily convertible into cash and that have low risk of changes in their value. Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows:

	30.09.2026	31.12.2025
Cash and banks	10,319,312	12,068,444
Cash equivalent short-term investments	60,867,737	26,774,153
Cash and cash equivalents	71,187,049	38,842,597

26. NON-CASH TRANSACTIONS

Below is a detail of the transactions that did not involve cash flow movements during the nine-month periods ended September 30, 2026 and 2025, respectively:

	30.09.2026	30.09.2025
- Right of use of assets and lease liabilities	1,384,330	422,251
- Acquisitions of property, plant and equipment financed with trade payables	178,239	1,115,519

27. SEGMENT INFORMATION

The Group has adopted IFRS 8 – "Operating Segments", that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2.

For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows:

i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime.

ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination.

iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates.

iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
26

v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel. 30.09.2026 30.09.2025 Revenues With external customers Cement, masonry cement and lime 606,730,627 451,780,557 Concrete 54,565,945 47,297,241 Railroad 29,366,586 21,011,000 Aggregates 11,043,024 8,555,288 Others 9,558,191 6,101,924 With other segment Cement, masonry cement and lime 16,578,534 14,693,727 Rail services 38,208,004 28,402,893 Aggregates 7,350,282 5,529,847 Others 1,212,907 1,034,317 Inter-segment eliminations (63,349,727) (49,660,784) Subtotal 711,264,373 534,746,010 Effect from restatement in constant currency 57,856,824 235,356,104 Total 769,121,197 770,102,114 30.09.2026 30.09.2025 Cost of sales Cement, masonry cement and lime 389,554,720 298,810,322 Concrete 54,661,598 48,837,646 Railroad 70,988,666 47,886,472 Aggregates 20,021,314 16,311,397 Others 5,014,383 3,138,132 Inter-segment eliminations (63,349,727) (49,660,784) Subtotal 476,890,954 365,323,185 Effect from restatement in constant currency 133,060,374 241,501,212 Total 609,951,328 606,824,397 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 27

30.09.2026 30.09.2025 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 62,392,012 43,447,812 Concrete 4,104,616 2,054,961 Railroad 3,267,827 2,026,598 Aggregates 267,109 161,607 Others 2,186,835 1,362,942 Subtotal 72,218,399 49,053,920 Effect from restatement in constant currency 11,742,889 26,960,896 Total 83,961,288 76,014,816 30.09.2026 30.09.2025 Depreciation and amortization Cement, masonry cement and lime 10,936,716 6,570,069 Concrete 2,885,790 298,985 Railroad 3,307,127 998,897 Aggregates 405,557 855,203 Others 35,225 18,272 Subtotal 17,570,415 8,741,426 Effect from restatement in constant currency 74,031,006 73,023,787 Total 91,601,421 81,765,213 30.09.2026 30.09.2025 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 171,362,429 124,216,150 Concrete (4,200,269) (3,595,366) Railroad (6,681,903) (499,177) Aggregates (1,895,117) (2,387,869) Others 3,569,880 2,635,167 Subtotal 162,155,020 120,368,905 Effect from restatement in constant currency (86,946,439) (33,106,004) Total 75,208,581 87,262,901 Tax on bank accounts debits and credits (7,706,758) (8,631,846) Financial results, net 39,114,852 (48,560,877) Income tax (38,784,107) (9,143,012) Net profit for the period 67,832,568 20,927,166 In relation to the segregation of profit or loss by geographic segment, the Group carries out its activities and operations in Argentina, exports are not significant. No customer has contributed 10% or more of the Group´s revenue for the nine-month periods ended September 30, 2026 and 2025, respectively. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

28. FINANCIAL INSTRUMENTS 28.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 30.09.2026 31.12.2025 Debt (i) 292,097,418 368,336,114 Cash and cash equivalents 71,611,254 38,842,597 Net debt 220,486,164 329,493,517 Equity (ii) 1,386,044,880 1,318,212,312 Net debt to equity ratio 0.16 0.25 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 28.2. Categories of financial instruments 30.09.2026 31.12.2025 Financial assets At amortized cost: Cash and banks 10,319,312 12,068,444 Investments 2,511,001 100,446 Accounts receivable and other receivables 127,166,028 114,104,612 At fair value through profit and loss: Investments 58,780,941 26,673,707 Financial liabilities Amortized cost 502,299,504 573,833,650 28.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2025 issued on March 5, 2026. 28.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2025. From December 31, 2025 through September 30, 2026, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29 amortized cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the nine-month period ended September 30, 2026. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of September 30, 2026 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. 28.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 30.09.2026 31.12.2025 Liabilities United States Dollars 293,609,811 337,346,741 Euro 4,096,715 2,139,738 Assets United States Dollars 30,289,920 10,473,226 Euro 16,128 20,403 Reales 101 117 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and Euro, considering that the Group’s functional currency is the Argentine peso. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of September 30, 2026. The sensitivity rate is the rate used when reporting exchange rate risk internally to key management staff and represents management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis includes only outstanding monetary items denominated in foreign currency and adjusts their translation on the balance sheet day for a 25% change in the exchange rate, considering for its calculation the whole of the items of the subsidiaries. Effect of US dollars Euro Loss for the period 65,829,973 1,020,147 Decrease in of shareholder's Equity 65,829,973 1,020,147 Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of the date of issuance of these financial statements, the use of financial instruments to settle the aforementioned transactions would result in an impact of approximately 0.6% on the financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30

29. COMMITMENTS The Group’s commitments are described in Note 33 to the annual consolidated financial statements for the fiscal year ended December 31, 2025. 30. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. On February 11, 2025, through Resolution 99/2025, the Ministry of Economy removed from the concession of Ferrosur Roca S.A. the station called Sola and the branch line that connects it from the bridge over the Riachuelo. The term of the concession was 30 years, expiring in March 2023, with the possibility of an extension of 10 additional years. Ferrosur Roca S.A. has renegotiated the Concession Agreement as a result of the renegotiation process for obligations arising from public administration contracts, including those for public works and services, in accordance with Law No. 25,561 and within the framework of ME Resolution No. 20/02 and Decree No. 293/02, subsequently repealed. The Contract Renegotiation Agreement signed between UNIREN (Contract Renegotiation and Analysis Unit) and Ferrosur Roca S.A. was ratified by the National Executive Branch through Decree No. 2017, dated November 25, 2008. On March 8, 2018, and with the due consent of Cofesur S.A.U., Ferrosur Roca S.A. requested the above-mentioned extension, and in line with the bidding terms and conditions and the concession agreement. The concession extension request was reiterated on March 1, 2019. However, as it is mentioned in following paragraphs, the federal government issued diverse regulations with the objective that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination (the "open access" scheme). In line with this, on March 29, 2021, through Resolution No. 219/2021, the National Commission for the Regulation of Transport (“CNRT”) approved the Regulation of the National Registry of Railway Operators and granted said capacity to Ferrosur Roca S.A. and the other concessionaires that operate the current railway concessions. In accordance with said resolution, once the “open access” scheme is in force, any registered railway operator will be able to provide railway services, as previously mentioned. Subsequently, through Resolution No. 211 of the Ministry of Transport wich was published on June 28, 2021, rejected the request for an extension of the concession contract made by Ferrosur Roca S.A. in 2018, along with similar requests from other existing private railway concessionaires in the country, confirming the termination of all existing concession contracts with private freight railway concessionaires. Likewise, the Ministry of Transport published various resolutions extending for periods of between 12 and 18 months the concessions granted to the various concessionaires, including Ferrosur Roca S.A., by virtue of which the concession period has been extended for the a third time until September 10, 2026, or the earlier date on which a new contracting model could be established. In this regard, on May 16, 2025, the Ministry of Economy granted FEPSA a temporary extension of its concession until April 30, 2026. On July 22, 2025, it granted Nuevo Central Argentino S.A. an LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31 extension of its concession until December 21, 2032, and instructed the Undersecretary of Rail Transportation to invite Ferrosur Roca S.A. and FEPSA to make a proposal for contractual adjustment in accordance with the terms of Law No. 27,132 and Decree 1027/2018 modified by Decree 478/2025. Ferrosur Roca S.A. submitted a note expressing various relevant issues of the Concession which was not answered by the administration. Subsequently, on April 29, 2026, via Resolution 549/2026, the Ministry of Economy once again extended FEPSA’s concession until April 30, 2027—or such earlier date as a new contracting model might be established—and revoked the requirement for Ferrosur to submit a proposal for a contractual adjustment. Notwithstanding the foregoing, on September 10, 2025, through Resolution 52/2025 of the Secretariat of Transportation, Ferrosur Roca S.A. was notified of the aforementioned extension, and the commencement of proceedings was established to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current concession, a process on which there are still no updates. This resolution was challenged by Ferrosur Roca S.A. through a motion for reconsideration, in which it alleged multiple breaches by the National Government and the existence of discriminatory treatment toward Ferrosur Roca S.A. To date, the motion remains unresolved. Following the events described, the Ferrosur concession was extended once again via Resolution 1498/2026, dated September 9, 2026, until September 10, 2027—or an earlier date, should a new contractual model be established. This resolution was once again challenged by Ferrosur through the filing of a motion for reconsideration, which has yet to be resolved. During the extended period, services will be provided on a provisional basis and may be revoked at any time without generating any subjective right, expectancy right, or precedent in favor of the operators, nor any recognition of any sum for the eventual early revocation of the concession. As of the date of issuance of these financial statements, there are no recorded acts by the National State aimed at generating a new contracting model for either FEPSA or Ferrosur Roca S.A. The following are some additional related general rules: • On July 8, 2024, Law 27,742, known as the “Framework Law,” was published in the Official Gazette, authorizing the National Executive Branch to tender new concessions, including those for the railway system. • Additionally, on June 13, 2024, through Decrees No. 525 and No. 526/2024, the Government declared a state of public emergency in the railway sector for a period of 24 months, subsequently extended by an additional 24 months. This measure, announced through the Official Gazette, aims to "safeguard the operational security of the provision of freight and passenger rail transport services." No new regulations or rules related to the implementation of the aforementioned "open access" scheme have yet been issued. The measure authorizes the Ministry of Transport to carry out "transactional acts and/or compensations within the framework of the final settlement of the Concession Contracts approved by Decrees No. 1144 of June 14, 1991, No. 994 of June 18, 1992, No. 2681 of December 29, 1992, No. 2608 of December 22, 1993, and No. 430 of March 22, 1994, and those signed with the provinces within the framework of Decrees No. 532 of March 27, 1992, and No. 1168 of July 10, 1992.”). • Taking into account all of the above and its intention to continue providing rail services, the Company has reassessed its position. On February 10, 2025, Decree 67/2025 was published, authorizing the Ministry of Economy to proceed with the privatization of Belgrano Cargas y Logística Sociedad Anónima through vertical disintegration and the separation of the activities and assets of each business unit, under the modality of public auction for the sale of rolling stock, and through the execution of public works concession contracts for the tracks and their adjacent properties, and the use of the railway workshops. At present, no subsequent actions such as the publication of tender documents or the opening of bidding processes have been issued. • On August 19, 2026, the Ministry of Economy issued Resolution 1350/2026, approving the multi-stage national and international public tender No. 504/2-0004-LPU26 for the concession of railway tracks and adjacent properties belonging to the General Belgrano, General San Martín, and General Urquiza lines—pursuant to Law 17.520 and its amendments—and approving the general terms and conditions and their annexes, all within the framework of the privatization of Belgrano Cargas y Logística. The Group has re-evaluated all accounting estimates, taking into account available information affected by the end of the current concession, and no significant impact are expected to the date. As mentioned before, although the request for an extension has been rejected, the Company has been granted the status of a railway operator and could continue to LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32 provide its transport services under that figure or another that may be agreed upon once the concession period has ended, the Group's intention being to continue in the business, making the necessary changes to the business plan to reverse the current situation which is resulting in a deficit due to the alteration of the macroeconomic equation of the Concession Contract. The Group will continue monitoring the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. 31. THE ARGENTINE CONTEXT Since the current National Government took office on December 10, 2023, it has implemented a series of structural reforms and economic measures aimed at macroeconomic stabilization. These include the approval of the so-called Framework Law, reforms aimed at modernizing the State and the labor system, the deregulation of strategic sectors, particularly the energy sector, and the implementation of an incentive program for large investments. Fiscal and monetary measures were also adopted to balance public accounts, including a restrictive monetary issuance scheme and modifications to the exchange rate regime to reduce distortions in the foreign exchange market. In this context, during the nine-month period ending September 30, 2026, the Argentine economy continued its macroeconomic stabilization process, in an environment characterized by international financial volatility. According to data published by INDEC (National Institute of Statistics and Censuses), accumulated inflation during the nine month period of 2026 reached approximately 23.64%. Meanwhile, the official exchange rate of the Argentine peso against the US dollar registered a variation during the same period, with the local currency depreciating by approximately 2% when comparing the rates at the beginning and end of the nine month period. At the close of the interim period, the performance of the main macroeconomic variables continued to be influenced by internal and external factors, undergoing a process of macroeconomic stabilization, evidenced by a slowdown in inflation, the continued application of fiscal and monetary policies aimed at balancing public accounts, and relative stability in foreign exchange market behavior, international oil price fluctuations and their impact on local fuel prices, as well as the stability of the international financial environment. 32. OFFICIALLY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book as well as the copying of certain accounting entries into digital files and the respective records, remain pending. 33. SUBSEQUENT EVENTS The Group has considered events after September 30, 2026, to assess whether it is necessary to recognize or disclose them in these consolidated financial statements. Such events were assessed through November 5, 2026, the date when the consolidated financial statements were available for issue. Issuance of Corporate Bonds On October 22, 2026, the Company issued Class 7 Corporate Bonds in dollars for a total amount of US$150,000,000, with a fixed annual nominal interest rate of 6.25% payable semi-annually, and maturing on October 22, 2029. The corporate bonds were subscribed and integrated (i) in kind through the delivery of Class 5 corporate bonds for an amount of US$6,919,639 and (ii) in cash in US dollars for a total sum of US$142,901,981. The exchange ratio of the Class 5 corporate notes was 102.58 of face value for every 100 delivered,respectively. The exchange ratio includes LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 33 interest accrued from the last interest payment date of the corporate bonds to the issuance and settlement date, exclusive. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 34